EXHIBIT 4.2

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.16 OF THE MORTGAGE HEREINAFTER REFERRED TO, THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS BOND IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND NY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PACIFICORP

% Series Due
(A Series of First Mortgage Bonds)

No.	US$
Date:	Cusip:

PACIFICORP, an Oregon corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on                      , at the office or agency of the Company in the Borough of Manhattan, The City of New York, the sum of __________ Dollars, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon from the [Date] or [Date] next preceding the date hereof, or if no interest has been paid on the bonds of this series, from [Date], at the rate of ______ per centum (____%) per annum, in like coin or currency at such office or agency on [Date] and [Date] in each year (each, an "Interest Payment Date"), commencing on [Date], until the principal of this bond shall have been paid or duly provided for; provided that the interest so payable on any Interest Payment Date will, subject to certain exceptions set out in the

_______ Supplemental Indenture (hereinafter mentioned), be paid to the person in whose name this bond (or any bond previously Outstanding in transfer or exchange for which this bond was issued) is registered on the Record Date next preceding such Interest Payment Date; provided, however, that interest payable upon maturity or earlier redemption will be payable to the person to whom principal is payable.  So long as this bond remains in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date, and, if this bond is not in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the _____ calendar day of the month of the Interest Payment Date (whether or not a Business Day).

"Business Day" means, for purposes of the preceding two paragraphs, a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date is not a Business Day, then payment of the interest payable on that date will he made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

1.            This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, _______ % Series Due _______ to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the ______ Supplemental Indenture dated as of ________, the "Mortgage"), dated as of January 9, 1989 executed by the Company to JPMorgan Guaranty Trust Company, as trustee (The Bank of New York as successor). Reference is made to the Mortgage for a description of the property mortgaged, and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definitions of certain terms hereinafter used.

With the consent of the Company and to the extent permitted by and in the manner provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of bonds then Outstanding under the Mortgage, all voting as a single class or, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per centum (60%) principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall, without the consent of the holder hereof, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of and lien ranking equal or prior to the Lien of the Mortgage or deprive the bolder of the benefit of a lien on the Mortgaged and Pledged Property or reduce the percentage vote required to effect such modifications or alterations.

The Company has reserved the right, without any consent or other action by holders of bonds of the Ninth Series known as First Mortgage and Collateral Trust Bonds, Secured Medium-Term Notes, Series F, or any other series of bonds subsequently created under the Mortgage (including the bonds of this series), to amend the Mortgage in order to except from the Lien of the Mortgage allowances allocated to steam-electric generating plants owned by the Company, or in which the Company, or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990 as now in effect or as hereafter supplemented or amended.

2.            The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

3.            The bonds of this series redeemable, in whole or in part, at any time and at the Company's option, at a redemption price equal to (A) the greater of: (i) one hundred per centum (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus ______ basis points, as calculated by an Independent Investment Banker; plus (B) accrued and unpaid interest thereon to the date on which such bonds are to be redeemed (the "Redemption Date"). Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the bonds of this series or portions thereof called for redemption.

For purposes of this Section 3:

"Adjusted Treasury Rate" means, with respect to any Redemption Date:  (A) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if of no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (B) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

"Business Day" means a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The State of New York are authorized or obligated by law or executive order to remain closed.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the "Remaining Life").

"Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means one of the Reference Treasury Dealers, appointed by the Company and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

"Reference Treasury Dealer" means: (A) each of                                                          and                                                          and their respective successors; provided that, if either such entity ceases to be a primary U.S. Government securities dealer in New York City (Primary Treasury Dealer), the Company will substitute another Primary Treasury Dealer; and (B) any other Primary Treasury Dealers selected by the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

4.            This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustee may deem and treat the person in whose name this bond is registered as the holder and the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

5.            In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

6.            As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any designation of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

7.            No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until The Bank of New York., a New York banking association, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

[Signature page follows]

IN WITNESS WHEREOF, PacifiCorp has caused this bond to be signed in its corporate name by its Chairman of the Board, President and Chief Executive Officer, or one of its Vice Presidents, by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary, or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

PACIFICORP

Dated:		______________________________________________
Name:
Title:

[SEAL]

Attest: ___________________________________
Name:
Title:

TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within mentioned Mortgage.

THE BANK OF NEW YORK,
As Trustee

______________________________________________
Authorized Officer

(Bond)